SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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National Processing, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Processing, Inc.

March 19, 2004

Dear Shareholder:

   You are invited to attend the 2004 Annual Meeting of Shareholders of National Processing, Inc. (“National Processing”), which will be held at its principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on Wednesday, May 5, 2004, commencing at 9:00 a.m., Eastern Daylight Time.

   The primary business of the meeting will be to consider and vote upon the election of Class II directors and the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004, and the transaction of such other business as may properly come before the meeting.

   The formal Notice of Annual Meeting of Shareholders and Proxy Statement containing further information pertinent to the business of the 2004 Annual Meeting is set forth on the following pages. Our Annual Report on Form 10-K for the year ended December 31, 2003 is also enclosed.

   Your vote is important no matter how many shares you own, and we hope you will be able to attend the 2004 Annual Meeting in person. In any event, whether or not you plan to attend the 2004 Annual Meeting, you may submit your proxy by signing and dating the enclosed proxy card and returning it in the accompanying envelope. If you wish to communicate directly with National Processing, the mailing address of National Processing’s principal executive offices is: National Processing, Inc., 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

JON L. GORNEY
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Solicitation and Revocability of Proxies
Information as to Voting Securities
Corporate Governance
Board of Directors Nomination Process
Board of Directors and Its Committees
Compensation of Directors
Shareholder Action
1. ELECTION OF DIRECTORS
Nominees for Election of Class II Directors
Beneficial Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Beneficial Ownership of Management
2. RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT AUDITOR
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Long-Term Incentive Plans — Awards in Last Fiscal Year
REPORT OF COMPENSATION COMMITTEE
Shareholder Return Performance
REPORT OF THE AUDIT COMMITTEE
Description of National Processing’s Compensation and Benefit Plans
Shareholder Proposals
Certain Relationships and Related Transactions
Voting
General
EXHIBIT A: NATIONAL PROCESSING, INC. AUDIT COMMITTEE CHARTER
EXHIBIT B: NATIONAL PROCESSING, INC. AUDIT COMMITTEE PROCEDURES REGARDING AUDIT AND NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of

NATIONAL PROCESSING, INC.

   The Annual Meeting of Shareholders of National Processing, Inc. will be held at its principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on Wednesday, May 5, 2004, at 9:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

           1. The election of the Class II directors;

2.	The ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004; and

3.	The transaction of such other business as may properly come before the meeting.

           Shareholders of record at the close of business on March 15, 2004, are entitled to receive notice of and to vote at the 2004 Annual Meeting. A list of the shareholders of record as of the record date and who are entitled to vote will be available at the 2004 Annual Meeting.

           All shareholders who are entitled to vote, even if you are planning to attend the 2004 Annual Meeting, are requested to submit your proxy by executing the enclosed proxy card and returning it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice. If you attend the 2004 Annual Meeting and vote in person, your vote will supersede any vote you may have previously made.

           Please mark, date and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

CARLTON E. LANGER
Secretary

March 19, 2004

PROXY STATEMENT

March 19, 2004

Solicitation and Revocability of Proxies

   This Proxy Statement is furnished in connection with the solicitation by the board of directors of National Processing, Inc. (“National Processing”) of the accompanying proxy to be used at the 2004 Annual Meeting of Shareholders of National Processing (the “2004 Annual Meeting”), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National Processing’s common stock, without par value (“National Processing Common”). The 2004 Annual Meeting will be held on May 5, 2004, at National Processing’s principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114, commencing at 9:00 a.m., Eastern Daylight Time, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at the 2004 Annual Meeting in accordance with any specifications thereon or, if no specifications are made, will be voted in favor of the election of directors and in favor of the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004. Any proxy may be revoked by the person giving it at any time before it is exercised by National Processing’s receipt prior to the 2004 Annual Meeting of a later dated proxy, by receipt prior to the 2004 Annual Meeting by the Secretary of National Processing of a written revocation or by such person appearing at the 2004 Annual Meeting and electing to vote in person.

Information as to Voting Securities

   The board of directors has fixed the close of business on March 15, 2004, as the record date for the determination of shareholders entitled to receive notice of and to vote at the 2004 Annual Meeting. Holders of National Processing Common of record on the record date are the only shareholders entitled to vote at the 2004 Annual Meeting. On the record date, there were 53,282,742 shares of National Processing Common outstanding.

Corporate Governance

     Corporate Governance Guidelines

   National Processing’s board of directors has adopted and published Corporate Governance Guidelines that cover, among other issues, the philosophy and functions of the board, director independence, compensation, qualifications and responsibilities, executive sessions and communications with non-management members of the board, board committees and director orientation, continuing education and performance evaluations.

   National Processing’s Corporate Governance Guidelines, Code of Ethics, Senior Financial Officers Code of Ethics, Audit Committee Charter and Compensation Committee Charter are available on National Processing’s website at www.npc.net.

     Communications with Non-Management Members of the Board of Directors

   An employee, officer or other interested party who has an interest in communicating with non-management members of the board of directors may do so by directing the communication to the Chairman of the Compensation Committee. The Chairman of the Compensation Committee is the presiding director for the non-management sessions of the board of directors. Confidential messages for the Chairman of the Compensation Committee may be delivered through the Compliance Hotline at 1-866-773-4031

     Executive Sessions

   Each year, National Processing’s board of directors shall hold at least two executive sessions without management (including any officer and the chairman and chief executive officer of National

Processing). The chairman of the Compensation Committee shall preside at the executive sessions of the board of directors.

     Director Independence

   More than 50% of the outstanding shares of National Processing Common are beneficially owned by National City Corporation (“National City”). As of December 31, 2003, National City beneficially owned 44,365,400 shares of National Processing Common, or 83.53% of the outstanding shares of National Processing Common. As a result, National Processing is a “controlled company” under the New York Stock Exchange’s Corporate Governance Rules (the “NYSE Rules”). As a controlled company, National Processing is not required to have a majority of its board members be independent directors, as defined by the NYSE Rules.

   The board of directors of National Processing has determined that three of the seven current directors are independent under the NYSE Rules and National Processing’s Corporate Governance Guidelines. The board has determined that two of the three Class II director nominees are independent under the same guidelines. The two committees of National Processing’s board of directors, the Audit and the Compensation Committees, are composed entirely of independent directors.

     Code of Ethics

   National Processing’s Code of Ethics governs the actions and working relationships of National Processing’s employees, officers and directors with current and potential customers, suppliers, fellow employees, competitors, government and self-regulatory agencies, the media and anyone else with whom National Processing has contact. The Code of Ethics requires the highest standards for honest and ethical conduct, including proper and ethical procedures for dealing with actual or apparent conflicts of interest between personal and professional relationships, requires full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by National Processing with governmental and regulatory agencies, requires compliance with applicable laws, rules and regulations, addresses potential or apparent conflicts of interest and provides guidance for employees, officers and directors to communicate those conflicts to National Processing, addresses misuse or misapplication of National Processing property and corporate opportunities, requires the highest level of confidentiality and fair dealing within and outside the National Processing environment and requires reporting of any illegal behavior.

     Senior Financial Officers Code of Ethics

   National Processing’s Senior Financial Officers Code of Ethics is applicable to National Processing’s chief executive officer, chief financial officer, principal accounting officer, internal auditor and other senior financial officers performing accounting, auditing, financial management or similar functions (collectively “Senior Financial Officers”). The Senior Financial Officers Code of Ethics requires National Processing’s Senior Financial Officers to act with honesty and integrity, avoid actual or apparent conflicts of interest in personal and professional relationships, provide colleagues with information that is accurate, complete, objective, relevant, timely and understandable, comply with applicable laws, rules and regulations of federal, state and local governments and other appropriate private and public regulatory agencies, act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated, respect the confidentiality of information acquired in the course of employment, share knowledge and maintain skills necessary and relevant to National Processing’s needs, proactively promote ethical and honest behavior within the National Processing environment and assure responsible use of and control of all assets, resources and information of National Processing. Each Senior Financial Officer is expected to adhere to both the National Processing, Inc. Code of Ethics and Senior Financial Officers Code of Ethics.

Board of Directors Nomination Process

   The board of directors does not have a nominating committee that nominates persons for election as directors of National Processing. The board finds that it is appropriate for all of the directors of National Processing to be involved in the nomination process. The entire board is responsible for reviewing, on an annual basis, the requisite skills and characteristics of members of the board of directors. This assessment includes independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. Nominees for directors will be selected by the board of directors in accordance with the policies and principles of National Processing’s Code of Regulations and Corporate Governance Guidelines.

   The following standards shall be used to determine director qualification:

•	Experience as a chief executive officer or director of a nationally recognized business corporation, educational institution or not-for-profit organization;

•	Serves on no more than four other publicly held corporation boards of directors;

•	Serves on no more than two other audit committees of the boards of directors of publicly held corporations; and

•	The individual has particular skills or expertise that enhance the overall composition of the board of directors.

   To preserve independence and to avoid conflicts of interest, each director shall advise the chairman of the board in advance of accepting an invitation to serve on another public company board of directors. There is no specified term limit that a director may serve on the board of directors. Each director will serve through their respective term and until their respective successors have been duly elected and qualified. The board of directors will review each director’s performance annually to assess independence, attendance and overall performance.

   Nominations of persons for election as directors of National Processing may be made only at an annual meeting of shareholders (i) by or at the direction of the board of directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice as provided below, who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth below. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary of National Processing.

   To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of National Processing not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder’s notice must set forth or include: (i) the name and address, as they appear on National Processing’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) a representation that the shareholder giving the notice is a holder of record of National Processing Common entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of National Processing Common owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made, (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors and (vi) the signed consent of each nominee to serve as a director of National Processing if so elected.

   The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with these procedures, and, if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth above.

Board of Directors and Its Committees

   The board of directors of National Processing has the responsibility for establishing broad corporate policies and for the overall performance of National Processing. It is not involved, however, in the day-to-day operating details of National Processing’s business. Members of the board are kept informed of National Processing’s business through various documents and reports provided by the officers of National Processing and by participating in board and board committee meetings. Each director has access to all books, records and reports of National Processing, and members of management are available at all times to answer any director’s questions.

   National Processing, through its Corporate Governance Guidelines, has established director guidelines and responsibilities. All directors are expected to attend meetings of the board of directors and meetings of committees of the board of directors of which they are members. Directors are expected to be prepared for these meetings and to be able to devote the time required.

   During 2003, the board of directors of National Processing held five meetings. Average attendance by directors at those meetings was 100%, and all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. All of the persons nominated and elected as directors at National Processing, Inc.’s 2003 Annual Meeting of Shareholders and all continuing directors attended the 2003 Annual Meeting.

   The board of directors of National Processing has established two standing committees composed of directors who are appointed to those committees annually. The standing committees are the Audit Committee and the Compensation Committee, each of which is described hereafter. The members of each committee are identified in the following pages and in the biographical information of the nominees for election of directors and continuing directors.

   The Audit Committee. Information regarding the functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee” included in this Proxy Statement and in the “Audit Committee Charter” included as Exhibit A to this Proxy Statement. The Audit Committee is required to meet at least three times per year and met six times during 2003. The Audit Committee is composed of directors who are independent of the management of National Processing and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The Audit Committee has oversight responsibility for the independent auditor and the general auditor. The Audit Committee performs the duties and responsibilities delegated to it by the board of directors to fulfill the board of directors’ responsibilities to shareholders, potential shareholders and the investment community relating to corporate accounting and reporting practices of National Processing, effectiveness of its internal control structure and procedures for financial reporting and compliance with designated laws and regulations. The Audit Committee also approves, engages and has sole authority to terminate the independent auditor. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor and the management of National Processing. The members of the Audit Committee are Messrs. Gonzales-Baz, Gotschall and Heller. Mr. Heller is chairman. The board of directors has determined that, at this time, the Audit Committee does not have an Audit Committee Financial Expert, as no independent director currently on the board meets the qualifications of an Audit Committee Financial Expert.

   The Compensation Committee. The Compensation Committee meets on the call of its chairman and met three times during 2003. The Compensation Committee is composed of directors who are independent of the management of National Processing. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National Processing and its subsidiaries and makes recommendations to the board of directors on matters relating to succession and organization of senior executive management. The members of the Compensation Committee are Messrs. Gotschall and Heller. Mr. Gotschall is chairman.

Compensation of Directors

   Members of the board of directors of National Processing who are not officers of National Processing, National City or any of their subsidiaries (“Outside Directors”) receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board, and each committee thereof, which they attend. The yearly retainer is $20,000, payable in four equal quarterly installments of $5,000. The fee for attendance at any board meeting or any committee meeting is $2,000, and the chairman of each committee receives an additional fee of $1,000 for each meeting of that committee attended by that chairman. Each Audit Committee member receives an annual retainer of $5,000, payable in four equal quarterly installments of $1,250, provided that such committee member serves on the Audit Committee for at least a portion of said quarter. In addition, pursuant to the National Processing, Inc. Nonemployee Directors Stock Option Plan, each Outside Director who is first elected or appointed as a member of the board of directors is awarded an option to purchase 25,000 shares of National Processing Common and each ongoing Outside Director is automatically awarded an additional option to purchase 2,500 shares of National Processing Common. The options granted to newly elected Outside Directors are awarded on, and have an exercise price equal to the market value of National Processing Common on, the date the director is elected or appointed. The options granted to each ongoing Outside Director are awarded on, and have an exercise price equal to the market value of National Processing Common on, the first Friday following the Annual Meeting. The options are exercisable to the extent of one third of the shares covered by each option on each of the first through the third anniversaries of the date of grant. Each option has a maximum term of 10 years.

   Messrs. Gotschall, Gonzalez-Baz and Heller each received options to purchase 2,500 shares of National Processing Common in 2003.

Shareholder Action

1.     ELECTION OF DIRECTORS

   On March 13, 2003, pursuant to the National Processing, Inc. Code of Regulations, the board of directors decreased the number of authorized directors to eight and thereby was required to classify the board of directors with respect to the time for which the directors severally hold offices into two classes of directors. Pursuant to the board of directors resolutions, the initial term of the Class I directors expired at the 2003 Annual Meeting of Shareholders and the initial term of the Class II directors will expire at the 2004 Annual Meeting. After these initial terms, each class of directors will have a two-year term of office. Each director will serve through their respective term and until their respective successors have been duly elected and qualified. On March 10, 2004, the board of directors set the number of authorized directors at seven.

   It is intended that shares represented by proxies, unless contrary instructions are given, will be voted for the election of the three Class II director nominees. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

   The three nominees for election as Class II directors and the four continuing Class I directors are identified below and in the following pages. All of the Class II nominees are presently directors of National Processing. Robert G. Siefers retired from the board effective December 23, 2003. The Class I directors were elected at the 2003 Annual Meeting of Shareholders. The following material contains biographical information concerning each nominee and each continuing director, including recent employment, positions with National Processing, other directorships, current age and the number of shares of National Processing Common beneficially owned as of December 31, 2003 and their recent employment through the date of this Proxy.

NOMINEES FOR ELECTION OF CLASS II DIRECTORS

AURELIANO GONZALEZ-BAZ, Partner in Bryan Gonzalez Vargas y Gonzalez-Baz, a full service law firm, since 1970. Director of National Processing since 1996. Member of the Audit Committee. Age: 56. Shares of National Processing Common owned: 37,501 including options for 37,501 shares of National Processing Common.
JON L. GORNEY, Chairman and Chief Executive Officer of National Processing, Inc. since September 2002. Executive Vice President of National City Corporation, a financial holding Company, since 1993. Director of National Processing since 1999. Age: 53. Shares of National Processing Common owned: 300.
PRESTON B. HELLER, Jr., Retired as Chairman, in 1996, and Chief Executive Officer, in 1995, of Pioneer-Standard Electronics, Inc., an industrial distributor of electronics and computer products (now known as Agilysys, Inc.). Director of National Processing since 1996. Chairman of the Audit Committee and member of the Compensation Committee. Age: 74. Shares of National Processing Common owned: 47,001 including options for 37,501 shares of National Processing Common.

Vote By Shareholders

   The election of directors requires a plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote for the election of directors.

   The board of directors of National Processing unanimously recommends a vote FOR the slate of director nominees.

CLASS I DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS

PAUL G. CLARK, Executive Vice President of National City Corporation, a financial holding company, since 1998. Chief Executive Officer of National City Bank of Michigan/ Illinois from 1998 to 2000. Director of National Processing since 2001. Age: 50. Shares of National Processing Common owned: 2,200.
JEFFREY P. GOTSCHALL, Chairman and Chief Executive Officer of SIFCO Industries Inc., a manufacturer of aircraft and engine parts, since 2001, and Chief Executive Officer since 1990. Director of SIFCO Industries Inc. Director of National Processing since 2000. Chairman of the Compensation Committee and member of the Audit Committee. Age: 55. Shares of National Processing Common owned: 27,501 including options for 27,501 shares of National Processing Common.
JEFFREY D. KELLY, Chief Financial Officer of National City Corporation, a financial holding company, since 2000 and Executive Vice President since 1994. Director of The Progressive Corporation. Director of National Processing since 1998. Age: 50. Shares of National Processing Common owned: 9,000.
J. ARMANDO RAMIREZ, Executive Vice President of National City Corporation, a financial holding company, since 2000 and Senior Vice President from 1994 to 2000. Director of National Processing since 1999. Age: 48. Shares of National Processing Common owned: 2,000.

Beneficial Ownership

   As of December 31, 2003, National Processing had one class of equity security outstanding, National Processing Common. Beneficial ownership of National Processing Common, for purposes of the beneficial ownership disclosures in this Proxy Statement, was determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (“Exchange Act”). Under Rule 13d-3, a person is deemed to be the beneficial owner of securities if he or she has or shares, directly or indirectly, voting power and/or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under Rule 13d-3. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National Processing Common.

   The following table sets forth the beneficial security ownership of all shareholders known to National Processing as of December 31, 2003, to be the owner of more than five percent of National Processing Common.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	Name	Amount
	and Address	and Nature of
Title of	of Beneficial	Beneficial	Percent
Class	Owner	Ownership(1)	of Class

Common Stock	National City Corporation 1900 East Ninth Street Cleveland, OH 44114-3484	44,365,400	83.53%

(1)	As of December 31, 2003, National City Corporation did not have the right to acquire beneficial ownership of any shares of National Processing Common within 60 days of December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under federal securities law, National Processing’s directors, certain officers and persons holding more than 10% of any class of National Processing’s equity securities are required to report, within specified due dates, their initial ownership in any class of National Processing’s equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National Processing is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National Processing’s knowledge, based solely on the review of copies of reports furnished to National Processing by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 2003, all of National Processing’s directors and officers satisfied such filing requirements in full.

Beneficial Ownership of Management

   The following table sets forth, as of December 31, 2003, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director and director nominee of National Processing, (b) the named executive officers named in the Summary Compensation Table on page 14 and (c) all directors, director nominees and executive officers of National Processing as a group:

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

		Amount and
		Nature of
		Beneficial	Percent
Title of Class	Name of Beneficial Owner	Ownership(1)(2)	of Class

National Processing Common	Paul G. Clark	2,200	*
National Processing Common	Steven C. Cory	10,000	*
National Processing Common	David E. Fountain	80,501	*
National Processing Common	Aureliano Gonzalez-Baz	37,501	*
National Processing Common	Jon L. Gorney	300	*
National Processing Common	Jeffrey P. Gotschall	27,501	*
National Processing Common	Preston B. Heller, Jr.	47,001	*
National Processing Common	Jeffrey D. Kelly	9,000	*
National Processing Common	Mark D. Pyke	255,493	*
National Processing Common	J. Armando Ramirez	2,000	*
National Processing Common	Robert C. Robins	48,501	*
National Processing Common	Directors and Executive Officers of National Processing as a Group	602,523	*

 * The percent of National Processing Common beneficially owned is less than 1%.

(1)	Beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with a spouse or a family member of the individual, or held by trust.

(2)	Includes shares of National Processing the following individuals had a right to acquire on or before February 29, 2004: Fountain, 70,001; Gonzalez-Baz, 37,501; Gotschall, 27,501; Heller, 37,501; Pyke, 218,143; and Robins, 40,001.

2.	RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT AUDITOR

   The board of directors of National Processing believes it appropriate to submit for action by the shareholders of National Processing the ratification of the Audit Committee’s selection of Ernst & Young LLP, independent auditor, as auditor for National Processing for the year 2004. The firm and its predecessors have served as independent auditor for National Processing Company, an operating subsidiary of National Processing, since 1993 and for National Processing since 1996, the year of its initial public offering. In the opinion of the board of directors of National Processing, the reputation, qualifications and experience of the firm make appropriate its reappointment for 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Approval by Shareholders

   The proposal for the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004 requires for its adoption the favorable vote of the holders of shares of National Processing Common, representing at least a majority of the votes cast, whether in person or represented by proxy.

   The board of directors of National Processing unanimously recommends a vote FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004.

Executive Compensation

   The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 2003 by (i) Jon L. Gorney, Chairman and Chief Executive Officer of National Processing, and (ii) the four other most highly compensated executive officers of National Processing and its subsidiaries. The executive officers listed in the Summary Compensation Table below are referred to in this Proxy Statement as the “named executive officers.”

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying		Other
Name and Principal			Bonus	Annual	Award(s)	Options/	LTIP	Comp
Position	Year	Salary($)	($)	Comp($)(1)	($)(2)	SARs(#)(3)	Payouts($)	($)(4)

J. L. Gorney(5)	2003	396,667	568,000	11,775	0	70,000	179,790	38,206
Chairman and Chief	2002	380,000	510,150	5,769	1,000,000	100,919	188,416	38,074
Executive Officer	2001	375,833	517,923	6,350	0	150,170	121,505	33,036

M. D. Pyke	2003	350,000	98,000	0	405,400	41,586	22,983	20,700
Executive Vice President	2002	346,666	61,250	0	0	120,000	75,237	29,102
Chief Operating Officer	2001	305,000	210,540	0	12,090	135,236	0	25,070

D. E. Fountain	2003	220,000	63,140	0	182,430	9,329	15,167	17,837
Senior Vice President	2002	220,000	38,500	0	0	70,000	0	20,355
Chief Financial Officer	2001	210,000	116,160	0	12,090	70,000	0	19,665

R. C. Robins	2003	237,501	50,000	0	162,160	0	0	13,800
Executive Vice President	2002	70,000	0	0	0	0	0	10,005
	2001	187,500	100,320	0	12,090	40,000	0	2,185

S. C. Cory(6)	2003	225,000	92,700	75,603	202,700	40,000	0	12,075
Executive Vice President

(1)	Includes amounts reimbursed for payment of certain taxes. For S.C. Cory, amounts include relocation and housing expenses.

(2)	Restricted stock awards for 2003 represent the grant date value of the restricted stock awarded. Grants to the other named officers were for restricted National Processing Common. As of December 31, 2003:

J.L. Gorney had 55,493 shares of National City restricted stock having a value, at December 31, 2003, of $1,883,432; M.D. Pyke had 20,500 shares of restricted stock having a value, at December 31, 2003, of $482,775; D.E. Fountain had 9,500 shares of restricted stock having a value, at December 31, 2003, of $223,725; R.C. Robins had 8,500 shares of restricted stock having a value, at December 31, 2003, of $200,175; and S.C. Cory had 10,000 shares of restricted stock having a value, at December 31, 2003, of $235,500, and had 5,000 shares of National City restricted stock having a value, at December 31, 2003 of $169,700. Restrictions on the National City restricted stock granted to S.C. Cory lapse one-half on April 15, 2005 and one-half on April 15, 2007.

No dividends are paid on National Processing Common restricted stock. Dividends on National City restricted stock are paid at the same rate and frequency as for all stockholders of National City.

(3)	Securities Underlying Options/ SARS pertains to options to purchase National City common stock for J.L. Gorney and National Processing Common for the other named executive officers, with the exception of S.C. Cory who was granted 5,000 options to purchase National City common stock and 35,000 options to purchase National Processing Common in 2003.

(4)	All Other Compensation includes matching contributions paid under the Savings and Investment Plan and Executive Savings Plan (each as described in the Description of National Processing’s Compensation and Benefit Plans in this Proxy Statement). For 2003, each of the named executive officers were credited with the following matching amounts under the Savings and Investment Plan: J.L. Gorney $13,800; M.D. Pyke $13,800; D.E. Fountain $13,800; R.C. Robins $6,900; and S.C. Cory $5,175. For 2003, each of the named executive officers were also credited with the following matching amount under the Executive Savings Plan: J.L. Gorney $6,900; M.D. Pyke $6,900; D.E. Fountain $4,037; R.C. Robins $6,900; and S.C. Cory $6,900. A premium of $17,506 was also paid in connection with a life insurance policy issued pursuant to a Split Dollar Life Insurance Agreement between J.L. Gorney and National City.

(5)	J.L. Gorney receives his compensation from National City as an executive vice president. His compensation is based on National City’s various incentive compensation plans.

(6)	Of the salary paid to S.C. Cory for 2003, $159,375 was paid by National Processing while the balance was paid by National City.

   The following table provides information on options to acquire National City common stock and National Processing Common granted during 2003 to the named executive officers.

Option/ SAR Grants in Last Fiscal Year

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or		Grant Date
	Options/SARs		Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)		Fiscal Year(2)	($/sh)	Date	Value($)(3)

J.L. Gorney(5)	70,000		1.01%	33.83	07/29/13	432,068
M. D. Pyke	20,000		14.11%	20.30	08/21/13	159,688
	3,937	(4)	2.78%	22.45	09/22/09	35,007
	15,697	(4)	11.07%	22.45	12/09/09	139,575
	1,952	(4)	1.38%	22.45	05/05/10	17,357
D. E. Fountain	3,320	(4)	2.34%	22.32	05/05/10	29,350
	1,028	(4)	0.73%	22.33	12/09/09	9,092
	4,981	(4)	3.51%	22.33	05/05/10	44,053
R. C. Robins	0		0.00%	NA	NA	NA
S. C. Cory	25,000		17.63%	18.29	08/07/13	179,845
	10,000		7.05%	20.30	08/21/13	79,844

(1)	For all of the named executive officers other than J.L. Gorney the options granted are options to acquire National Processing Common. All such options are non-qualified stock options. Subject to the named executive officer remaining in the continuous employment of National Processing, the options become exercisable 33% annually beginning on the first anniversary of the date of grant and expire not later than 10 years from the date of grant. Rights to additional options as defined under the National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc. 2000 Stock Option Plan are attached to each stock option and additional options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National Processing Common owned by the optionee.

(2)	National Processing granted options, including additional options, representing 141,776 shares to National Processing employees during 2003. National City granted options, including additional options, representing 6,940,115 shares to National City and its subsidiary’s employees during 2003.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 47.3%, (ii) an expected dividend yield of 0.0%, (iii) a risk-free interest rate at the date of grant of 2.5%, (iv) an expected option life of 4 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National Processing Common through the date of exercise. Such an increase would benefit all shareholders of National Processing. The values indicated for J.L. Gorney’s National City options were calculated using the following assumptions: for $432,068 (i) a grant date of 7/29/03, (ii) an expected volatility of 27.14%, (iii) on expected dividend yield of 4.10%, (iv) a risk-free interest rate of 3.33%, and (v) an expected life of 5 years.

(4)	Options are additional options. Additional options are granted at the market price of National Processing Common on the date the original option was exercised and become exercisable six months after the date of the grant. They have a contractual term equal to the remaining term of the original option. Additional options are provided when an optionee surrenders shares of National Processing Common in satisfaction of the original option’s exercise price or in satisfaction of the minimum tax withholding obligation.

(5)	Options for J.L. Gorney are options to acquire National City common stock. 2,952 of the options granted are incentive stock options. The balance of the options granted are non-qualified stock options. One fourth of each option grant becomes exercisable one year after the date of the grant and one fourth becomes exercisable on each anniversary of the grant. A further restriction is placed on the exercise of the incentive stock options such that the maximum number of shares of National City common stock which become initially available for purchase in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Rights to additional options as defined under either the National City Corporation 1997 Stock Option Plan, as amended and restated, or the National City Corporation 2001 Stock Option Plan, as amended and restated, are attached to each stock option and additional options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City common stock owned by the optionee.

   Except as noted below, the following table sets forth the stock options for National Processing Common exercised by each of the named executive officers during the calendar year 2003 and the December 31, 2003 value of all unexercised stock options held by the named executive officers.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/ SAR VALUES

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
			at 12/31/03	at 12/31/03(2)
	Shares
	Acquired on	Value	Exercisable(#)/	Exercisable($)/
Name	Exercise(#)	Realized($)(1)	Unexercisable(#)	Unexercisable($)

J. L. Gorney	9,448	70,995	508,195/102,500 (3)	2,090,026/217,650 (3)
M. D. Pyke	36,258	490,903	218,143/163,253	1,045,121/112,864
D. E. Fountain	75,000	894,312	70,001/ 79,328	0/ 16,825
R. C. Robins	60,000	458,400	40,001/ 39,999	0/ 0
S. C. Cory	0	0	0/ 35,000	0/184,300

(1)	The “Value Realized” is equal to the fair market value on the date of exercise less the option exercise price.

(2)	Except as noted for J.L. Gorney, the “Value of Unexercised In-the-Money-Options/ SARs at 12/31/03” is equal to the difference (in no case less than zero) of the closing price of National Processing Common on December 31, 2003 of $23.55 less the option exercise price multiplied by the number of shares that can be acquired by the respective option.

(3)	Pertains to options to purchase shares of National City common stock. The “Value of Unexercised In-The-Money Options/ SARs at 12/31/03” is equal to the difference (in no case less than zero) of the closing price of National City common stock on December 31, 2003 of $33.94 less the option exercise price multiplied by the number of shares that can be acquired by the respective option.

   The following table provides information on the awards of long-term incentive plan participation during the fiscal year ended December 31, 2003.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-
		Performance	Stock
	Number of	or Other	Price-Based Plans(3)
	Shares, Units	Period Until
	or Other	Maturation or	Threshold		Target		Maximum
Name	Rights(1)	Payout(2)	($)		($)		($)

J. L. Gorney(4)	N/A	December 31, 2006	77,416	(a)	129,026	(a)	258,052	(a)
			268,804	(b)	537,609	(b)	806,413	(b)
M. D. Pyke	N/A	December 31, 2006	37,875		75,751		151,502
D. E. Fountain	N/A	December 31, 2006	23,807		47,615		95,230
R. C. Robins	N/A	December 31, 2006	NA		NA		NA
S. C. Cory	N/A	December 31, 2006	24,348		48,697		97,394

(1)	Awards are cash awards based on a percentage of the individual’s average base pay. Base pay was assumed to increase at the rate of 4% per year. No shares or other rights are granted.

(2)	The Long-Term Plan grants cash awards based on a three-year cycle starting January 1, 2004 and ending December 31, 2006.

(3)	The payout for all the named executive officers other than J.L. Gorney is based on both (i) National Processing’s compound growth rate in earnings over a three-year period and (ii) National Processing’s total shareholder return over the plan cycle as compared to peers. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant.

(4)	J.L. Gorney’s long-term incentive plan award was granted pursuant to the National City Corporation Long-Term Incentive Compensation Plan.

(a)	Represents threshold, target and maximum amounts as currently in effect. Awards will be rescinded, and replaced as stated in footnote (b) below, upon the approval, by National City’s stockholders, of the National City Corporation Long-Term Cash and Equity Incentive Plan.

(b)	Represents threshold, target and maximum amounts that will be in effect upon the approval, by National City’s stockholders, of the Long Term Cash and Equity Incentive Plan. These awards reflect the combination of opportunity currently available under the Long Term Incentive Plan and prior awards made in restricted stock or under the Retention Plan for Senior Officers under a consolidated performance based structure. Awards may be satisfied in cash, restricted stock, restricted stock units or a combination thereof.

   The value of benefits paid or furnished by National Processing in 2003 to executive officers, other than those included in the preceding tables, are less than the amounts required to be disclosed pursuant to the Exchange Act.

REPORT OF COMPENSATION COMMITTEE

   National Processing believes that its shareholders should be provided with information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission’s proxy rules on executive compensation.

   The information provided is intended to enable shareholders to fully understand the cash, performance-based and equity-based compensation programs for executives. National Processing welcomes shareholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National Processing, Inc., 1900 East Ninth Street, Cleveland, OH 44114-3484, Attn: Carlton E. Langer, Loc. No. 01-2174.

Compensation Philosophy

   National Processing is committed to linking compensation strategies with overall business objectives. The performance of National Processing’s employees is key to delivering the types of products and services that enable National Processing to be successful. National Processing has structured its compensation plans to reward individuals based on their personal achievement, their contribution to their business unit and on National Processing’s annual results of operation. Compensation strategies that are linked with business objectives are pursued. National Processing’s compensation philosophy recognizes the need for diversification in pay practices and variable pay opportunities provided through incentive plans and performance bonus programs which are important vehicles for rewarding individual employee achievement and contribution.

Executive Compensation Principles

   National Processing believes that executive compensation should be linked to the attainment of aggressive business goals and the integration and implementation of operating and strategic plans. Above-average executive compensation levels can only be attained by exceeding corporate and individual goals.

   The cornerstone of National Processing’s executive compensation program is based on the following guiding principles:

•	Focus on total compensation in determining overall and individual competitiveness;

•	Provide rewards for long-term strategic management and promote equity ownership to reinforce corporate success and shareholder value;

•	Place significant pay at risk based on the attainment of both corporate and individual performance goals; and

•	Attract and retain key executives who are critical to the long-term success of National Processing.

   National Processing believes that it is in the best interest of shareholders to retain as much flexibility with respect to the design and payment of compensation to its executive officers. National Processing recognizes the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National Processing’s compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National Processing established by Section 162(m).

Equity-Based Rewards

   National Processing is committed to ensuring that the shareholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance.

   Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with shareholder interests. Stock options are awarded to employees based on their performance and contributions. Broad guidelines are used to award the stock options, with above-average awards linked to above-average individual performance and long-term potential.

Cash-Based Rewards

   National Processing believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of National Processing division and individual goals.

   National Processing establishes a salary range for each executive officer that is determined by an evaluation of job criteria. National Processing’s objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National Processing’s range structure based on performance, experience and long-term potential.

   The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers allows for rewards to be based on the achievement of individual performance goals and National Processing’s results. Awards under this plan are a percent of base pay and can range from 0% to 120% for the President, 0% to 90% for the executive vice presidents, 0% to 60% for senior vice presidents and 0% to 30% for vice presidents of National Processing or its major subsidiaries.

   The National Processing Company Long-Term Incentive Compensation Plan for Senior Officers is designed to maximize returns to shareholders by linking the compensation of key executives to the overall profitability and success of National Processing. Awards under this plan are based on the attainment of total shareholder returns and earnings growth goals over a three-year plan cycle. The first plan cycle began on January 1, 1995, and a new plan cycle begins on January 1 of each fiscal year. Awards for plan cycles commencing on or after January 1, 1998 are based on both a) National Processing’s ranking according to total shareholder return over the plan cycle, relative to a peer group comprised of comparable companies, and b) the compound growth rate in National Processing earnings over the plan cycle. Individual participant awards can range from 0% to 40% of average annual salary for Executive Vice Presidents and 0% to 60% of average annual salary for the President. Awards are based on average annual salary for the plan cycle if goals for the plan cycle are achieved.

Summary

   National Processing’s compensation programs serve to closely align an individual’s compensation opportunities with the impact of the individual’s contributions on the overall performance of National Processing. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of aggressive business goals is used as measurement criteria. National Processing will continue to build on programs that tie total compensation to National Processing’s success.

The Compensation Committee’s Review of CEO Compensation

   Jon L. Gorney has served as Chairman and Chief Executive Officer of National Processing since September 27, 2002.

   Mr. Gorney receives his compensation from National City as an executive vice president. His compensation is based on National City’s various incentive plans and performance. In 2003, National Processing did not recognize any expense for any part of Mr. Gorney’s compensation. Mr. Gorney’s annual bonus paid pursuant to the National City Corporation Management Incentive Plan for Senior Officers was, however, based in part on National Processing’s performance.

Compensation Committee
Jeffrey P. Gotschall, Chairman
Preston B. Heller, Jr.

March 10, 2004

Shareholder Return Performance

   Set forth below is a line graph comparing the total shareholder return (stock price change plus dividends) of National Processing Common from December 31, 1998 through December 31, 2003 with that of the Standard & Poor’s 500 Index (the “S&P 500”) and a Peer Group Index based on an initial investment of $100 and assuming reinvestment of dividends, if any.

   In the 2003 Proxy Statement, National Processing compared the cumulative shareholder returns of National Processing Common to the Standard & Poor’s 500 Data Processing Services Index, which was discontinued during 2003. As a result, National Processing has replaced the Standard & Poor’s 500 Data Processing Services Index with a Peer Group Index. The Peer Group Index is a capitalization-weighted index with eight peer companies whose business activities are similar to those of National Processing. The companies included in the Peer Group Index were selected by National Processing and were comprised of the following companies: Affiliated Computer Services, Inc.; Concord EFS, Inc.; eFunds Corporation; First Data Corporation; Global Payments, Inc.; NDCHealth Corporation; Sabre Holdings Corporation; and Total Systems Services, Inc. National Processing has not included a comparison to the Standard & Poor’s 500 Data Processing Services Index in the following graph as published return information for this index is no longer available.

Five-Year Cumulative Total Return

12/98 – 12/03

	1998	1999	2000	2001	2002	2003

National Processing	100.00	161.36	309.99	590.91	291.82	428.18

S&P 500	100.00	121.02	109.99	96.98	75.60	97.24

Peer Group Index	100.00	120.30	141.71	199.16	147.40	175.74

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees National Processing’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in National Processing’s Annual Report on Form 10-K with management, which included a discussion of the selection of appropriate accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of National Processing’s audited financial statements with generally accepted accounting principles, its judgment as to National Processing’s selection of appropriate accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from management and National Processing, including the matters contained in the auditor’s written disclosure required by the Independence Standards Board No. 1, Independence Discussion with Audit Committee and considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee reviewed, evaluated and approved any non-audit services the independent auditor has performed for National Processing.

   The Audit Committee discussed with National Processing’s internal and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of National Processing’s internal controls and the overall quality of National Processing’s financial reporting.

   The Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in National Processing’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as National Processing’s independent auditor for 2004

Audit Committee

Preston B. Heller, Jr., Chairman
Aureliano Gonzalez-Baz
Jeffery P. Gotschall

March 10, 2004

Independent Auditor

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for the annual audit of National Processing’s consolidated financial statements for the fiscal years ended December 31, 2002 and 2003, the reviews of the quarterly reports on Form 10-Q for the same fiscal years and the audit of the Merchant Card Services processing controls for the six-month period ended June 30, 2003 in accordance with Statement on Auditing Standards No. 70 were $240,000 for 2002 and $375,000 for 2003.

Audit-Related Fees

   The aggregate fees billed by Ernst & Young LLP for audit-related services for the fiscal years ended December 31, 2002 and 2003 were $87,000 for 2002 and $27,000 for 2003. Audit-related fees are comprised primarily of subsidiary audits required by law or regulation, review of Securities and Exchange registration statements and additional audit procedures related to new accounting pronouncements.

Tax Fees

   The aggregate fees billed by Ernst & Young LLP for tax related services for the fiscal years ended December 31, 2002 and 2003 were $151,000 for 2002 and $38,000 for 2003. Tax related services are comprised primarily of tax compliance services and assistance with tax audits and appeals.

All Other Fees

   There were no fees billed by Ernst & Young LLP for other services not described above for the fiscal years ended December 31, 2002 and 2003.

   For the fiscal year ended 2003, all of the services discussed above were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policies and procedures are described in the “National Processing, Inc. Audit Committee Procedures Regarding Audit and Non-Audit Services provided by the Independent Auditor” attached to this Proxy Statement as Exhibit B.

Description of National Processing’s Compensation and Benefit Plans

   Savings Plan. National Processing participates in the National City Savings and Investment Plan (the “Savings Plan”). The Savings Plan is a qualified salary reduction profit-sharing plan within the meaning of Section 401(k) of the Code. Under the Savings Plan, as amended, all eligible employees of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the “Trust”) for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 12% (effective January 1, 2003 between 1% and 20%) of the employee’s base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. Generally, an eligible employee is one (other than an employee of National Processing who is treated as a non-exempt employee under the Fair Labor Standards Act) who has completed one month of continuous service and is 21 years of age or older. Participants who have completed one year of continuous service shall also be eligible to receive Matching Employer Contributions on the basis of their Before-Tax Contributions made after that date as described herein. The employers make contributions to the Trust (“Matching Employer Contributions”) in an amount equal to the Matching Employer Contributions percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 115% of the first 6% of such an employee’s pay contributed as a Before-Tax Contribution).

   Amounts contributed to the Savings Plan may be invested in certain investment choices. The National City Corporation Common Stock Investment Fund under the Savings Plan constitutes an Employee Stock Ownership Plan within the meaning of Section 4975(e)(7) of the Code. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

   National Processing also participates in the National City Savings and Investment Plan No. 2 (the “Savings Plan No. 2”). The Savings Plan No. 2 is a qualified salary reduction profit sharing plan within the meaning of Section 401(k) of the Code. The provisions of the Savings Plan No. 2 generally mirror the provisions of the Savings Plan except that participation in the Savings Plan No. 2 is limited to employees of National Processing who are treated as non-exempt employees under the Fair Labor Standards Act.

   Executive Plan. Effective January 1, 2003 National City adopted the amended and restated National City Executive Savings Plan (the “Executive Plan”). National Processing participates in the Executive Plan. The Executive Plan is a non-qualified salary reduction profit-sharing plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which, by reason of an individual’s annual compensation, would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer

Contributions; provided, however that for 2003 Matching Employer contributions under the Executive Savings Plan were limited to $6,900.

   Participants in the Executive Plan are limited to those key officers of National Processing or its subsidiaries who may be designated from time to time by the National City Compensation and Organization Committee (the “National City Compensation Committee”). The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing, National City or any of their subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

   National Processing Company Long-Term Incentive Compensation Plan. The National Processing Company Long-Term Incentive Compensation Plan for Senior Officers (the “Long-Term Plan”) focuses on maximizing returns to shareholders and promotes the long-term profitability and success of National Processing by providing an incentive to those key executives who are primarily responsible for such profitability and success.

   The Long-Term Plan is administered by the chief executive officer of National Processing and designated representatives of National City (“Plan Committee”). Each new fiscal year begins a new three-year plan cycle.

   Effective for plan cycles commencing on or after January 1, 1998 each participant may receive a threshold award, a target award, or a maximum award expressed in each case as a percentage of average annual salary for the plan cycle. These awards are determined on the basis of both a) National Processing’s ranking, according to increase in total shareholder return over the plan cycle relative to a peer group comprised of comparable companies (the “Peer Award”) and b) National Processing’s compound growth rate in earnings over the plan cycle (the “Earnings Award”). Each participant’s total award equals the sum of their Peer Award and Earnings Award.

   Prior to the beginning of each such plan cycle, the Plan Committee will establish threshold, target, and maximum Peer Award performance levels for the plan cycle and determine a peer group of comparable companies. Peer Awards are determined based upon a relative comparison of National Processing total shareholder return during the plan cycle to the shareholder returns generated by members of the peer group.

   The Earnings Award is paid based upon National Processing’s compound earnings over the plan cycle. If National Processing has attained a compound growth rate in earnings of 10% over the plan cycle, then each participant for that plan cycle shall receive the target Earnings Award. If National Processing has attained a compound growth rate in earnings of 15% or more over the plan cycle, then each participant for that plan cycle shall receive the Maximum Earnings Award. In the event that National Processing’s compound growth rate in earnings over the plan cycle is greater than 10% but less than 15%, the Earnings Award for the plan cycle shall be pro-rated. If National Processing’s compound growth rate in earnings during the plan cycle is less than 10%, no Earnings Award will be paid for that plan cycle.

   Amounts awarded under the Long-Term Plan are paid within 90 days after the end of each plan cycle.

   The Long-Term Plan provides that, if a change in control of National Processing shall occur, then the implementation date of that change in control shall be the last day of all then current plan cycles, and no further plan cycles shall commence. The award of each participant in the Long-Term Plan for any then current plan cycle in which such participant participates shall be payable in cash to the participant within five business days after the implementation date of the change in control, and shall be in an amount equal to the participant’s maximum award for that plan cycle multiplied by a fraction the numerator of which is the number of full months completed since the beginning of that plan cycle and the denominator of which is thirty-six. In adopting this plan, it was felt this change in control provision was appropriate in that those individuals previously charged with providing superior total returns to the shareholders of National Processing would no longer be in the same position to guide the affairs of National Processing as they were prior to the event constituting a change in control. Furthermore, following a change in control of National Processing, no further performance comparisons could be made.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing or its subsidiaries are not eligible to participate in the Long-Term Plan.

   National Processing Company Short-Term Incentive Compensation Plan. The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers (the “Short-Term Plan”) focuses on the short-term goals achieved by the individual participant and on National Processing’s results. Under this plan, awards can be granted to any officer of National Processing, or its subsidiaries as may be designated from time to time by the Plan Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 120% of the recipient’s base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid in cash no later than the end of first quarter of the following year.

   In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control, the maximum benefit the participant is entitled to receive under the Short-Term Plan.

   Directors of National Processing or its subsidiaries who are not employees of National Processing or its subsidiaries are not eligible to participate in the Short-Term Plan.

   Stock Option Plans. The National Processing, Inc. 1996 Stock Option Plan, as amended and restated, and the National Processing, Inc.’s 2000 Stock Option Plan, as amended and restated, (the “Option Plans”) generally provide for the granting of options to purchase shares of National Processing Common. The options that have been granted are non-qualified options which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

   The Option Plans allow for the granting of an additional option feature (an “Additional Option”). The Additional Option feature allows an optionee to receive an Additional Option when the optionee has used previously owned National Processing Common to pay the exercise price of an original option grant (a swap transaction) or to pay the amount to be withheld under applicable federal, state and local tax laws in connection with the exercise of an option. Each Additional Option’s termination date is the same as the termination of the option that originally had the Additional Option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is not provided upon exercise of an Additional Option unless the board of directors directs otherwise. The Option Plans also allow for the granting of appreciation rights, but only in tandem with stock options previously granted or contemporaneously being granted. Appreciation rights have not been granted under the plan.

   The shares of National Processing Common that may be made the subject of option rights and appreciation rights pursuant to the Option Plans may be treasury shares or shares of original issue or a combination of the foregoing.

   Under the Option Plans, no options may be granted at less than 100% of the market value of National Processing Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

   National Processing, Inc. 2001 Restricted Stock Plan. The National Processing, Inc. 2001 Restricted Stock Plan, (the “2001 Restricted Stock Plan”) was approved at the 2001 Annual Meeting of the Shareholders. The purpose of the 2001 Restricted Stock Plan is to provide employment incentives and to encourage stock ownership by key employees of National Processing and its subsidiaries.

   The 2001 Restricted Stock Plan is administered by the board of directors of National Processing. Generally, the 2001 Restricted Stock Plan provides for the granting of shares of restricted National Processing Common (“NPI Restricted Stock”) to a recipient and restricting the recipient’s right to transfer the shares for a specific period of time. During the restricted period, those shares are subject to a substantial risk of forfeiture.

   Under the 2001 Restricted Stock Plan, the board of directors may grant awards of NPI Restricted Stock to the employees of National Processing and its subsidiaries subject to the following restrictions: (a) all awards are subject to certain transfer restrictions set by the board of directors; and (b) all awards of NPI Restricted Stock are subject to an award agreement between the employee receiving the award and National Processing (the terms of such agreement may differ from employee to employee and from award to award).

   The 2001 Restricted Stock Plan provides that upon a change of control (as defined in the 2001 Restricted Stock Plan), all restrictions shall lapse and be of no further force or effect and National Processing shall cause all outstanding NPI Restricted Stock held under the 2001 Restricted Stock Plan to be exchanged for shares of National Processing free of any restrictions.

   Agreements with Executives. Certain key executive officers of National Processing have employment agreements (the “Employment Agreements”) with National Processing Company, LLC., a subsidiary of National Processing. Each of the Employment Agreements provides for a minimum annual base salary that does not differ materially from the amounts shown as salary in the Summary Compensation Table. The Employment Agreements generally provide that if the executive officer subject thereto is terminated for any reason other than the executive officer’s violation of the contract or cause, an amount equal to the officer’s base pay will be paid in semi-monthly installments, for either one or two years after termination, depending on the position held. The Employment Agreements also generally provide for the continuation of certain employee benefits.

   Each of the executive officers who has entered into an Employment Agreement has thereby agreed not to compete with National Processing in the United States and, in some cases, Mexico by not engaging in any capacity in any business that is competitive with, in the case of certain executives, any business of National Processing and, in the case of the other certain executives, the business of National Processing for which such officer bears primary managerial responsibility. These non-competitive restrictions remain in effect for the period in which the executive officer is entitled to receive payments under the Employment Agreement following termination as generally described above. Messrs. Pyke and Fountain are each a party to an Employment Agreement with National Processing.

   Severance Agreements. In order to assure itself of both present and future continuity of management in the event of a change in control, National Processing has entered into severance agreements (the “Severance Agreements”) with certain of its senior executive officers and other key employees (“Executives”). The Severance Agreements become immediately operative upon a change in control. Messrs. Fountain, Pyke and Robins are each a party to a Severance Agreement with National Processing.

   The Severance Agreements provide that following a change in control, such Executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. As of the date of this Proxy

Statement, there are Severance Agreements with 8 key employees of National Processing and its subsidiaries.

   The severance compensation will be a lump sum payment in an amount equal to three times the sum (for Executives) and two times the sum (for other senior officers) of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (iv) any future payments to be made in accordance with any Employment Agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For three years (for Executives) and two years (for other senior officers) following termination, National Processing will arrange to provide the Executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with National Processing for the purpose of determining service credits and benefits under National Processing’s various retirement benefit plans. Each Executive may waive one year of severance pay in exchange for being released from the non-competition restrictions contained in their respective Employment Agreements.

   National Processing has agreed to pay any and all legal fees incurred by the Executives in connection with the interpretation, enforcement, or defense of their rights under the Severance Agreements which arise from a Change in Control. The term of each Severance Agreement runs until the later of (i) the close of business on the third anniversary of the date of that Severance Agreement or (ii) the expiration of the three-year period of severance benefit coverage. On January 1 of each year, the term of each Severance Agreement is automatically extended for an additional year unless, not later than September 30 of the immediately preceding year, National Processing or the Executive shall have given notice that the party giving such notice does not wish to have the term extended. If, prior to a change in control, an Executive ceases for any reason to be an employee of National Processing or any subsidiary thereof, however, then the term of that Executive’s Severance Agreement will immediately terminate. For purposes of an Executive’s Severance Agreement, any termination of employment of the Executive or the removal of the Executive from the office or position in National Processing following the commencement of any discussion with a third person that ultimately results in a change in control shall be deemed to be a termination or removal of the Executive after a change in control.

   Under the Severance Agreements, a change in control occurs upon either of the following events: (i) National Processing is merged, consolidated or reorganized into or with another person other than National City, a successor of National City or an affiliate of National City or (ii) National Processing sells or otherwise transfers all or substantially all of its assets to another corporation, or National Processing causes or permits the sale or transfer of all or substantially all of its assets or assets of any subsidiary that has assets equal to or greater than 80% of the total assets of National Processing as reported on a consolidated basis, and as a result of such sale or transfer less than 50% of the combined voting power of the then outstanding securities of such corporation is held by National City.

   National City Restricted Stock Plans. National City has in effect the Amended and Second Restated 1991 Restricted Stock Plan (the “1991 Restricted Stock Plan”), the 1997 Restricted Stock Plan, as amended and restated, and the 2002 Restricted Stock Plan (in the aggregate the “Restricted Stock Plans”). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City and its subsidiaries key employees and members of the board of directors of National City.

   The Restricted Stock Plans are administered by the National City Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of restricted National City common stock (“Restricted Stock”) to a recipient and restricting that recipient’s rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

   Since April 22, 2001 no new shares of Restricted Stock are eligible to be awarded pursuant to the 1991 Restricted Stock Plan.

   The Restricted Stock Plans contemplate that the NCC Compensation Committee may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the National City Compensation Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

   Each of the Restricted Stock Plans provides that upon a change in control of National City, all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City common stock free of any such restrictions.

   National City Severance Agreements. Mr. Jon L. Gorney, as an executive vice president of National City, is subject to a severance agreement between himself and National City.

   National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees (“Executives”) continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the National City Compensation Committee and the forms of the agreement were approved by the board of directors. The agreements become immediately operative upon a change in control.

   The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age 65 and upon the occurrence of one or more certain additional events. The severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

   The severance compensation will be a lump-sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City’s various retirement benefit plans.

   National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

Shareholder Proposals

   Under the Securities and Exchange Commission rules, holders of National Processing Common who wish to make a proposal to be included in National Processing’s Proxy Statement and Proxy for National Processing’s 2005 Annual Meeting of Shareholders must cause such proposal to be received by National Processing at its principal office not later than November 19, 2004. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of National Processing Common owned and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National Processing’s 2005 Annual Meeting of Shareholders, either in person or by representative, to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals and the minimum shareholding requirement. All proposals must be made in compliance with National Processing’s Amended Articles of Incorporation and Code of Regulations and must be a proper subject for action at National Processing’s 2005 Annual Meeting of Shareholders.

   Additionally, if properly requested, a shareholder may submit a proposal for consideration at the 2005 Annual Meeting of Shareholders, but not for inclusion in National Processing’s Proxy Statement and Proxy for the 2005 Annual Meeting of Shareholders. Under the Regulation 8(c) of the National Processing Code of Regulations, for business to be properly requested by a shareholder to be brought before an Annual Meeting, the Secretary must receive from the shareholder a notice in writing of such request not more than 60 and no less than 30 calendar days prior to the Annual Meeting. In addition, the shareholder must be a shareholder of record of National Processing at the time of giving such notice and be entitled to vote at such Annual Meeting. National Processing’s 2005 Annual Meeting of Shareholders, unless changed, is scheduled to be held on May 11, 2005, in Cleveland, Ohio. A copy of the Code of Regulations may be obtained from the Secretary of National Processing, 1900 East Ninth Street, Cleveland, Ohio 44114-3484, Attn: Carlton E. Langer, Loc. No. 01-2174.

Certain Relationships and Related Transactions

   Aureliano Gonzalez-Baz, a director since 1996, provided various legal services which were in excess of $60,000 to National Processing and its subsidiaries in 2003. Such services pertained to legal advice related to National Processing’s business operations in foreign countries. Total legal fees paid to the firm for year-ended December 31, 2003 were $174,061. The three-year average of legal fees paid to the firm of Bryan Gonzalez Vargas y Gonzalez-Baz for the three-year period ending December 31, 2003, were $488,520. Without exception, all services provided by the director were at market rates. Similar additional services may be provided in the ordinary course of business in the future. The board of directors has determined that this relationship is not material due to the amount of the fees paid and the fact that market rates apply. Accordingly, the board of directors has determined that this relationship does not impact Mr. Gonzalez-Baz’s status as an independent director.

   Services Agreement. National Processing currently has a Services Agreement with National City (an 83.53% owner) with respect to certain services provided by National City to National Processing. The services provided by National City include, among other things, certain accounting, aircraft, associate benefit plan administration, audit, banking, cash management, corporate development, corporate secretary, governmental affairs, human resources and compensation, information systems, investor relations, legal, real estate, risk management, tax and treasury services. The Services

Agreement provides that such services are to be provided in exchange for fees (approximately equal to National City’s costs of providing such services) which management believes do not exceed fees that would be paid if such services were provided by independent third parties. National Processing also receives various commercial banking services from National City Bank of Kentucky and has a bank sponsorship agreement with National City Bank of Kentucky. In 2003, National Processing was charged $4.7 million by National City and its affiliates for these services. In addition, National Processing leases its offices in Louisville, Kentucky from National City Bank of Kentucky, a subsidiary of National City. Lease payments in 2003 were approximately $150,000.

Voting

   Each share of National Processing Common is entitled to one vote upon each matter presented at the 2004 Annual Meeting. A quorum of a majority of the voting power of National Processing in respect of any one of the purposes for which the 2004 Annual Meeting is called is required for the transaction of business by shareholders at the 2004 Annual Meeting. The election of directors requires a plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote for the election of directors. The ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2004 requires the favorable vote of the holders of shares of National Processing Common representing at least a majority of the votes cast, whether in person or represented by proxy. All other proposals and other business as may properly come before the 2004 Annual Meeting require the affirmative vote of a majority of the votes cast, except as otherwise provided by statute or by National Processing’s Amended Articles of Incorporation or Code of Regulations. Abstentions are not counted for the purposes of determining the number of votes cast in person or by proxy on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor and will have no impact on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor. Abstentions are counted for determining if a quorum is present. Shares of National Processing Common not voted on proxies returned by brokers are not counted for the purposes of determining the number of votes cast in person or by proxy at the 2004 Annual Meeting and will have no impact on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor. Shares not voted on proxies returned by brokers will not be used in determining if a quorum is present.

   You may vote in person at the 2004 Annual Meeting or by proxy. Please sign and date the enclosed proxy card and return it in the accompanying envelope.

   Rights. Each share of your National Processing Common will be tabulated as one vote. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy at any time prior to the close of voting at the 2004 Annual Meeting. You have three ways to revoke your proxy:

1.	Receipt prior to the 2004 Annual Meeting by National Processing of a later dated proxy;

2.	Receipt prior to the 2004 Annual Meeting by the National Processing Secretary of a written revocation; or

3.	Voting in person at the 2004 Annual Meeting.

General

   The costs of solicitation of proxies will be borne by National Processing. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National Processing or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National Processing does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. No such payment, however, will be made to any National Processing subsidiaries acting through their nominees or acting as a fiduciary.

   Management of National Processing is not aware of any matters which may be presented for action at the 2004 Annual Meeting other than the matters herein set forth. If any other matters come before the 2004 Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

CARLTON E. LANGER
Secretary
March 19, 2004

Exhibit A

NATIONAL PROCESSING, INC.

AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

   The audit committee shall perform the functions and duties delegated to it by the board of directors to fulfill the board of directors responsibilities for reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s system of internal controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent auditor and general auditor.

•	Approve, engage and terminate the independent auditor.

•	Review and evaluate the independent auditor’s qualifications, performance and independence.

•	Review, evaluate and approve any non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to shareholders.

•	Maintain free and open means of communication between the board of directors, the independent auditor, the general auditor, and the management of the Company.

•	Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Company regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

•	At least annually, review and update this charter for consideration by the board of directors and perform an evaluation of the audit performance and function.

ORGANIZATION

   The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Company required from said advisors. The audit committee shall meet at least three times per year and report directly to the full board any issues that arise with respect to the quality and integrity of the Company’s general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors’ attention. Further, the audit committee shall meet separately with management, with the general auditor and with the independent auditor. Half of the audit committee shall be a quorum to transact business.

QUALIFICATIONS

   The audit committee shall be composed of independent directors, determined by the board of directors under the National Processing, Inc. Corporate Governance Guidelines. Prior to June 30, 2004, the audit committee shall be composed of a majority of independent directors. Subsequent to June 30, 2004, the audit committee shall be composed entirely of independent directors.

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INDEPENDENT AUDITOR

   The independent auditor shall be engaged by and accountable to the audit committee and the board of directors. The audit committee shall have the sole authority to engage and terminate the independent auditor, review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditor. The audit committee shall also set clear policies and standards relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout.

   The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or any inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider, the opinions of management and the general auditor in making such evaluation.

   As required by law, the audit committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

   The independent auditor shall ascertain that the audit committee is made aware of all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

INTERNAL AUDIT

   The general auditor (internal) of National Processing, Inc. shall directly report to the chairman of the audit committee. The audit committee will oversee the internal audit function and determine that the general auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates. The Company has engaged the internal audit department of National City Corporation to conduct all internal audit services.

FINANCIAL REPORTING OVERSIGHT

   In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

•	Review and discuss the financial statements, footnotes and related disclosures included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditor, and the general auditor prior to the release and filing of such documents. Review with the independent auditor the results of their annual examination of the financial statements, including their report thereon, and determine their satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

2

•	Review and discuss the quarterly financial results and information with financial management, the independent auditor, and the general auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.

•	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance generally provided to analysts and rating agencies.

•	Inquire of management, the general auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Company.

•	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the general auditor, the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to shareholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company and the annual filing required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the audit committee for the year.

3

Exhibit B

National Processing, Inc.

Audit Committee Procedures
Regarding Audit and Non-Audit Services
Provided by the Independent Auditor

•	The audit committee shall approve in advance any audit and non-audit services to be provided and performed by the independent auditor. The audit committee delegates to the chairman of the committee the authority to grant such approval on its behalf, provided that all audit and non-audit services so approved be reviewed with the audit committee at its next meeting. In the absence of the chairman, another member of the audit committee may act on its behalf.

•	The following non-audit services are specifically prohibited from being performed by the independent auditor:

•	Bookkeeping or other services related to the accounting records or financial statements of the Corporation.

•	Financial information systems design and implementation.

•	Appraisal or valuation services, fairness opinions, and contribution-in-kind reports.

•	Actuarial services.

•	Internal audit outsourcing services.

•	Management functions or human resources.

•	Broker or dealer, investment advisor, or investment banking services.

•	Legal services and expert services unrelated to the audit.

•	Any other service that the board determines by regulation is impermissible.

•	Fees paid to the independent auditor for non-audit services should not exceed the fees paid for the sum of all audit and audit-related services.

•	The audit committee grants standing approval for the following audit and non-audit services provided that the non-audit services listed below in the aggregate, do not exceed the overall limit for non-audit services specified in the preceding paragraph and are reviewed at each audit committee meeting following their commencement:

•	Expansions of audit scope

•	Statutory audit requirements

•	Attestation reports on internal control

•	Consents, comfort letters, and agreed-upon procedures in connection with securities underwritings.

•	Assistance in responding to SEC comment letters, as applicable.

•	Tax appeals and audit assistance provided such services do not exceed $20,000 per transaction or service.

•	Tax consultation and compliance related to specific matters affecting federal, state, local or foreign taxes; income tax accounting; transfer pricing; employee benefit matters; franchise taxes; property taxes; sales or use taxes; or payroll taxes, provided such services do not exceed $20,000 per transaction or service.

1

•	Technical accounting and consultation and assistance, including related research, provided such services do not exceed $20,000 per transaction or service.

•	Merger, acquisition and divestiture accounting and tax guidance provided such services do not exceed $20,000 per transaction or service.

•	All other audit and non-audit services provided by the independent auditor not specifically identified in the preceding paragraph shall be approved in advance by the audit committee.

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NATIONAL PROCESSING, INC.

Notice of Annual Meeting

and
Proxy Statement

Annual Meeting of Shareholders

to be held on
May 5, 2004

PROXY

NATIONAL PROCESSING	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR MAY 5, 2004 ANNUAL MEETING

The undersigned shareholder of National Processing, Inc. hereby appoints Thomas A. Richlovsky and Carlton E. Langer and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National Processing which the undersigned is entitled to vote at the Annual Meeting of Shareholders of National Processing to be held on May 5, 2004 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

1. THE ELECTION OF CLASS II DIRECTORS

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐

(except as otherwise marked below)	to vote for all nominees listed below

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

A. Gonzalez-Baz, J. L. Gorney, P. B. Heller.

2.	THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITOR	☐ FOR ☐ AGAINST ☐ ABSTAIN

(Continued, and to be signed, on the reverse side.)

(Continued from reverse side.)

Proxy No.	Shares

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF CLASS II DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR.

Dated , 2004

(Sign here)

INSTRUCTIONS: Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the
enclosed envelope to Stock Transfer Dept., (NPI),
National City Bank, P.O. Box 92301, Cleveland, Ohio 44193-0900.